Exhibit 10.1
                                  ------------


$4,598,013                                                         May 23, 2002
New York City, New York


                             SENIOR PROMISSORY NOTE
                             ----------------------

        Pursuant to that certain Asset Purchase Agreement dated August 10, 2001, as amended by Amendment Number One dated May 23, 2002 (the "Agreement") by and among the undersigned, AIT (USA), Inc., a business corporation organized and existing under the laws of the State of Ohio ("Maker"), AIT Group plc, a public limited company organized under the laws of England and the ultimate parent company of Maker ("Guarantor"), and Information Management Associates, Inc., a corporation organized under the laws of the State of Connecticut ("Payee"), FOR VALUE RECEIVED, the Maker promises to pay in legal currency of the United States of America to the order of Payee the principal sum of $4,598,013 (the "Principal Amount"), or so much thereof as may be outstanding from time to time, plus interest at the rate of 9% per annum on the outstanding principal balance hereof from June 17, 2002 until the payment thereof in full. The principal balance hereof shall be payable as follows:

               (i) on May 28, 2002, $1,098,013 to be paid by certified or official bank check or wire transfer of immediately available funds;

               (ii) on June 19, 2002, $1,000,000 to be paid by certified or official bank check or wire transfer of immediately available funds;

               (iii) on July 17, 2002, $1,000,000 to be paid by certified or official bank check or wire transfer of immediately available funds; and

               (iv) on September 25, 2002, $1,500,000; provided, however, that the payment on September 25, 2002 in any event shall be in an amount equal to the aggregate principal amount hereof outstanding on such date, to be paid by certified or official bank check or wire transfer of immediately available funds.

        All accrued and unpaid interest hereunder shall be payable on July 17, 2002 and September 25, 2002.

        All payments and prepayments of interest and principal under this Promissory Note shall be wired or mailed to Payee in accordance with the wiring instructions and mailing address set forth in Section 8, or as otherwise specified in writing by Payee to Maker prior to the due date of such payments. All payments hereunder shall first be applied to unpaid accrued interest and the balance, if any, to principal. If however, Payee has incurred costs and expenses of collection in enforcing this Promissory Note, as described below, such payments shall first be applied thereto.

1.      Payments.

        1.1 Payment of Promissory Note. The Promissory Note shall bear interest and shall be payable in accordance with the terms and conditions hereof.

        1.2 Payment on Non-Business Days. Whenever any payment to be made pursuant to this Promissory Note is due on a day that is not a business day, payment shall be made on the next succeeding business day.

        1.3 Prepayment. This Promissory Note may be prepaid, in whole or in part, from time to time, without penalty or premium, provided that there is paid with each such prepayment, all interest accrued and unpaid on the amount thereof to the date of payment.

2. Delinquency Charges. The amount of all principal and (to the extent permitted by then applicable law) all interest which is not paid when due (whether on a stated payment date or by acceleration) shall bear interest, from the time such amount becomes due until payment thereof in full, at a rate which is equal to 12% or the maximum rate of interest, if lower, permitted by applicable law.

3. Defaults. The occurrence and continuance of any of the following events or conditions shall, without notice or demand, constitute an "Event of Default" under this Promissory Note:

        3.1 Failure by Maker to pay Payee any sums due to Payee under this Promissory Note when due;

        3.2 The merger, consolidation, dissolution, termination of existence, suspension or discontinuance of business, insolvency or business failure by either the Maker or the Guarantor;

        3.3 Maker or Guarantor shall file a petition in bankruptcy under any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law of the United States of America, any foreign country or any domestic or foreign state or political subdivision for the relief of debtors now or hereafter in effect or such a petition shall be filed against Maker or Guarantor (and shall not be dismissed within 60 days); or Maker or Guarantor shall make an assignment for the benefit of their respective creditors or consent to the appointment of a receiver of the whole or any substantial part of their respective property or fail generally to, or admit in writing their inability to, pay their debts as they become due;

        3.4 Maker or Guarantor shall fail to comply with any of the covenants or perform any of the obligations contained in this Promissory Note or the Agreement;

        3.5 Failure by Maker or Guarantor to (a) pay any indebtedness for borrowed money of Maker or Guarantor (as the case may be) with a principal amount in excess of

$50,000 (or the equivalent amount in pounds sterling at the then current exchange rate for U.S. dollars) or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), or (b) observe or perform any of their respective covenants or agreements under any note, mortgage or security agreement or other instrument evidencing or securing such indebtedness for borrowed money; or

        3.6 Termination, revocation or discontinuance, in whole or in part, of any guaranty of this Promissory Note or of the indebtedness evidenced hereby.

              Upon the occurrence of an Event of Default, Payee may, at Payee's option, declare the unpaid Principal Amount of this Promissory Note, and any accrued interest thereon, immediately due and payable. In addition, Payee may exercise any and all rights and remedies available to it under this Promissory Note, and under any applicable law, including, without limitation, the Uniform Commercial Code.

4. Collection Costs. Maker shall pay all costs of collection, including reasonable attorneys' fees and expenses, incurred by Payee in collecting on or enforcing this Promissory Note.

5. Guarantor. For value received, Guarantor, as primary obligor, hereby unconditionally guarantees the payment when due by Maker of any sums due to Payee under this Promissory Note. Upon the occurrence of an Event of Default, Guarantor shall immediately pay to Payee any sums due to Payee under this Promissory Note. In no event shall the validity of this guaranty or the covenants and obligations of Guarantor or Maker be in any way terminated, affected or impaired by the dissolution of Guarantor or Maker, or by the rejection of such obligations under any bankruptcy, insolvency or similar laws, now or hereafter enacted. If any Event of Default shall have occurred and be continuing, Payee may, in its sole discretion, proceed first and directly against the Guarantor under this Promissory Note, without proceeding first or concurrently against the Maker or any other guarantor, and without exhausting any other remedies it may have against the Maker or otherwise.

6. No Offset. The obligations of Maker and Guarantor under this Promissory Note are absolute and unconditional, subject to no condition precedent whatsoever and are subject to no off-set, claim or counterclaim, deduction, defense of any kind or character or other diminution of value by reason of any claim or defense Maker or Guarantor may have against Payee now or in the future. All payments by Maker and Guarantor hereunder shall be free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority. If any such obligation is imposed upon the Maker or Guarantor, other than with respect to taxes based upon Payee's net income, the Maker or Guarantor, as applicable, will pay to Payee, on the date on which such amount is due and payable hereunder, such additional amount in U.S.

dollars as shall be necessary to enable Payee to receive the same net amount which Payee would have received on such due date had no such obligation been imposed upon Maker or Guarantor.

7. Priority of Senior Promissory Note. Until all sums due to Payee under this Promissory Note are paid in full, Maker shall not incur any unsecured indebtedness for borrowed money that ranks senior in priority to the obligations under this Promissory Note.

8. Notices. Any notice, request, instruction or other document to be given hereunder shall be in writing and shall be deemed to have been given, (i) when received if given in person, (ii) on the date of facsimile transmission if sent by transmission (provided that a copy of such transmission is simultaneously deposited in the manner provided in clause (iii) below) or (iii) five business days after being deposited in the mail, certified or registered, postage prepaid:

               If to Payee, addressed as follows:

               Information Management Associates, Inc.
               639 Research Parkway
               Meriden, CT  06450
               Facsimile:  (203) 630-7091

               Wire Instructions:

               Bank Name:           People's Bank
               Address:             850 Main Street, Bridgeport, CT 06606
               Bank ABA:            221172186
               Account Name:        Information Management Associates, Inc.
                                    639 Research Parkway
                                    Meriden, CT 06450
               Account # :          048-7040507

               with copies to:

               Paul, Hastings, Janofsky & Walker LLP
               399 Park Avenue, 31st Floor
               New York, NY  10022
               Attention: Thomas L. Fairfield, Esq.
                          John J. Altorelli, Esq.
               Facsimile:  (212) 319-4090

               and to:

               Zeisler & Zeisler, P.C.
               558 Clinton Avenue
               Bridgeport, CT  06605-0186
               Attention: James Berman
               Facsimile: (203) 367-9678

               If to Maker or Guarantor, addressed as follows:

               AIT (USA), Inc.
               1111 Superior Avenue, #1225
               Cleveland, Ohio  44114
               Attention: Geoff Wingar
               Facsimile: (216) 623-4310

               with copies to:

               AIT Group plc
               The Smith Centre
               Fairmile
               Henley-on-Thames
               Oxfordshire RG9 6AB
               United Kingdom
               Attention:  Gareth Bailey
               Facsimile:  44-0-1491-416763

               and to:
               Hugh James Ford Simey
               Arlbee House
               Grey Friars Road
               Cardiff, Wales CF10 3QB
               Attention:  William D. Snowdon
               Facsimile:  44-2920-388-222

               or to such other individual or address as Maker, Guarantor or Payee may designate for itself by notice given as herein provided.

9.      Miscellaneous.

        9.1 Successors and Assigns. All rights of Payee and Maker under this Promissory Note shall inure to the benefit of their respective successors, assigns, and legal representatives and this Promissory Note and all the provisions hereof shall be binding upon Payee, Maker and Guarantor and their respective successors, assigns, and legal representatives and all other persons or entities claiming under or through them. The terms "Maker" and "Guarantor", when used in this Promissory Note, shall include all of their respective successors, assigns, and legal representatives. The term "Payee", when used in this Promissory Note, shall include Payee's successors, assigns, and legal representatives. Neither Maker nor Guarantor may assign or transfer any of their rights and obligations under this Promissory Note without the prior written consent of Payee. Payee may assign or transfer this Promissory Note, in whole or in part, to any person, without the prior written consent of Maker.

9.2 Time is of the Essence. Time is of the essence with regard to the performance of the obligations of Maker under this Promissory Note.

9.3 Waivers. Maker and Guarantor hereby expressly waive, to the fullest extent permitted by applicable law, diligence presentment, demand, protest notice of presentment, notice of protest, notice of dishonor of the debt represented by this Promissory Note and any other notice of any kind whatsoever and all exemption in connection with delivery, acceptance, performance, default or enforcement of or under this Promissory Note. No renewal or extension of this Promissory Note, no release or surrender of any guaranty of this Promissory Note, no release of any person, primarily or secondarily liable on this Promissory Note (including the Maker or Guarantor), no delay in the enforcement of payment of this Promissory Note or any guaranty of this Promissory Note, and no delay or omission in exercising any right or power under this Promissory Note or any guaranty of this Promissory Note shall affect the liability of the Maker or Guarantor.

9.4 Amendments. Neither this Promissory Note nor any provision hereof may be waived, amended or discharged orally, but may be waived, amended or discharged only by an agreement in writing signed by the party against whom enforcement of any waiver, amendment or discharge is sought.

9.5 Terms of Agreement. The terms and conditions of the Agreement are, by this reference, incorporated in, and made an integral part of, this Promissory Note as if such terms and conditions were set forth in full in this Promissory Note.

9.6 Governing Law. This Promissory Note shall be governed by and construed in accordance with the substantive laws of the State of New York regardless of any New York principles of choice or conflict of laws that would otherwise provide for the application of the substantive laws of another jurisdiction.

9.7 Jurisdiction. Each of Maker and Guarantor hereby irrevocably submits to and accepts, with respect to any legal or equitable action or proceeding arising under or in connection with this Promissory Note, the exclusive jurisdiction of
(i) the state courts of the State of New York in New York City or (ii) at Payee's election in its sole discretion, the United States Bankruptcy Court for the District of Connecticut. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of Maker and Guarantor irrevocably consents to service of process by certified or registered mail, first class postage prepaid, return receipt requested, or by any other method provided by applicable law. Maker and Guarantor hereby irrevocably and unconditionally waive, to the fullest extent they may legally and effectively do so, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Promissory Note in any court referred to in this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Nothing in this Promissory Note will affect the right of any party to this Promissory Note to serve process in any other manner permitted by law.

9.8 Headings. The descriptive headings of the Sections of this Promissory Note are for convenience only and do not constitute a part of this Promissory Note.

9.9 Severability. If any provision of this Promissory Note shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Promissory Note, and this Promissory Note shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

9.10 Countersignatures. This Promissory Note may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.


                             [Signature Page Follow]

        IN WITNESS WHEREOF, this Promissory Note has been duly executed and delivered by Maker and Guarantor on the date first above written.


                                      MAKER:
                                      AIT (USA), INC.


                                      By:  /s/ Michael P. McGroarty
                                           ---------------------------
                                           Name: Michael P. McGroarty, Secretary
                                           Address: 639 Research Parkway
                                                    Meriden, CT 06897


                                      GUARANTOR:
                                      AIT GROUP PLC


                                      By:  /s/ Carlos Rojas
                                           ---------------------------
                                           Name: Carlos Rojas, Director
                                           Address: The Smith Centre
                                                    The Fairmile
                                                    Henley-on-Thames
                                                    Oxon, RG9 GAB, U.K.








                       [Signature Page to Promissory Note]